Exhibit 99.1
Dycom Industries, Inc. (NYSE: DY) Q3 2023 Results Conference Call November 22, 2022 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, President, Chief Executive Officer & Director, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Adam Thalhimer, Analyst, Thompson, Davis & Company, Inc.
Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC
Alex Rygiel, Analyst, B Riley Securities, Inc.
Avi Jaroslawicz, Analyst, UBS Securities LLC
Brent Thielman, Analyst, D.A. Davidson & Co.

Eric Luebchow, Analyst, Wells Fargo Securities, LLC
Noelle Dilts, Analyst, Stifel, Nicolaus & Company, Inc.
Sean Eastman, Analyst, KeyBanc Capital Markets, Inc.

MANAGEMENT DISCUSSION SECTION

Operator

Good day, and thank you for standing by. Welcome to the Dycom Industries, Inc. Third Quarter 2023 Results Conference Call. At this time, all participants are in a listen-only mode. After the speakers’ presentation, there will be a question-and-answer session. Please be advised that today's conference is being recorded. I would now like to hand the conference over to your host today, Mr. Steven Nielsen, President and Chief Executive Officer. Please go ahead.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thank you, Operator. Good morning everyone. I’d like to thank you for attending this conference call to review our third quarter fiscal 2023 results.

Going to Slide 2. During this call we will be referring to a slide presentation which can be found on our website’s investor center main page. Relevant slides will be identified by number throughout our presentation. Today we have on the call Drew DeFerrari, our Chief Financial Officer and Ryan Urness, our General Counsel. Now I will turn the call over to Ryan Urness.

Ryan F. Urness
Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. All forward-looking statements made during this call are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all comments reflecting our expectations, assumptions or beliefs about future events or performance that do not relate solely to historical periods. These forward-looking statements are subject to risks and uncertainties which may cause actual results to differ materially from our current projections, including those risks described in our annual report on Form 10-K filed March 4, 2022 together with our other filings with the US Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. Steve?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Ryan. Now, moving to slide 4 and a review of our third quarter results. As we review our results, please note that in our comments today, and in the accompanying slides, we reference certain Non-GAAP measures. We refer you to the Quarterly Reports section of our website for a reconciliation of these Non-GAAP measures to their corresponding GAAP measures.

Now for the quarter. Revenue was $1.042 billion, an organic increase of 22.1%. As we deployed gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from 4 of our top 5 customers. Gross margin was 18.4% of revenue and increased 103 bps compared to Q3 2022. Improved operating performance of 123 bps in Q3 was partially offset by 20 bps of higher fuel costs.

General and administrative expenses were 7.6% of revenue. And all of these factors produced Adjusted EBITDA of $114.6 million, or 11.0% of revenue, and earnings per share of $1.80, compared to $0.94 in the year ago quarter. Liquidity was ample at $444.3 million improving sequentially.

Now going to slide 5. Today major industry participants are constructing or upgrading significant wireline networks across broad sections of the country. These wireline networks are generally designed to provision gigabit network speeds to individual consumers and businesses either directly or wirelessly using 5G technologies.

Industry participants have stated their belief that a single high-capacity fiber network can most cost effectively deliver services to both consumers and businesses, enabling multiple revenue streams from a single investment. This view is increasing the appetite for fiber deployments, and we believe that the industry effort to deploy high-capacity fiber networks continues to meaningfully broaden the set of opportunities for our industry.

Increasing access to high-capacity telecommunications continues to be crucial to society, especially in rural America. The Infrastructure Investment and Jobs Act includes over $40 billion for the construction of rural communications networks in unserved and underserved areas across the country. This represents an unprecedented level of support. In addition, substantially all states are commencing programs that will provide funding for telecommunications networks even prior to the initiation of funding under the Infrastructure Act.

We are providing program management, planning, engineering and design, aerial, underground, and wireless construction and fulfillment services for gigabit deployments. These services are being provided across the country in numerous geographic areas to multiple customers.

These deployments include networks consisting entirely of wired network elements and converged wireless/wireline multi-use networks. Fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal initiatives.

We continue to provide integrated planning, engineering and design, procurement and construction and maintenance services to several industry participants.

Macroeconomic conditions, including those impacting the cost of capital may influence the execution of some industry plans. In addition, the market for labor remains tight in many regions around the country. Automotive and equipment supply chains remain challenged, particularly for the large truck chassis required for specialty equipment. Prices for capital equipment continue to increase. It remains to be seen how long these conditions may persist.

Looking ahead, these factors will increase the likelihood that demand could fluctuate amongst customers. These fluctuations may result in a wider range of potential outcomes moving into next year. Within this context, we remain confident that our scale and financial strength position us well to deliver valuable service to our customers.
Moving to slide 6. During the quarter organic revenue increased 22.1%. Our top 5 customers combined produced 66.5% of revenue, increasing 27.4% organically. Demand increased from 4 of our top 5 customers. All other customers increased 13.3% organically.

AT&T was our largest customer at 24.8% of total revenue, or $258.2 million. AT&T grew 29.4% organically. This was our seventh consecutive quarter of organic growth with AT&T. Lumen was our second largest customer at 13.7% of revenue, or $142.9 million. Lumen grew organically 64.5%, excluding from both periods operations sold to Brightspeed. This was our third consecutive quarter of organic growth with Lumen. Revenue from Comcast was $108.8 million, or 10.4% of revenue. Comcast was Dycom’s third largest customer. Verizon was our fourth largest customer at $94.9 million, or 9.1% of revenue. Verizon grew 1.7% organically. And finally, revenue from Frontier was $88.9 million, or 8.5% of revenue. Frontier grew 115.4% organically.

This is the second consecutive quarter where our top five customers grew organically in excess of 25% and the fifteenth consecutive quarter where all of our other customers in aggregate, excluding the top five customers, have grown organically. Of note, fiber construction revenue from electric utilities was $82.4 million in the quarter and increased organically 53.6%, year over year.

We have extended our geographic reach and expanded our program management and network planning services. In fact, over the last several years we believe we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of gigabit wireline direct and wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now going to slide 7. Backlog at the end of the third quarter was $6.116 billion vs. $6.028 billion at the end of the July 2022 quarter, an increase of $88 million. Of this backlog, approximately $3.276 billion is expected to be completed in the next 12 months. Backlog activity during the third quarter reflects solid performance as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers.

During the quarter we received, from Lumen, construction and maintenance agreements in Washington, Oregon, Nevada, Utah, Wyoming, Colorado, South Dakota, Nebraska, Minnesota, Iowa and Florida. For AT&T, a utility line locating agreement in Florida. From Charter, construction and maintenance agreements in Texas, Michigan, Ohio, New York and Florida. For Windstream, a construction agreement in Georgia. And various rural fiber construction agreements in Oregon, Wisconsin and Missouri. Headcount was 15,167.

Now I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning, everyone. Going to slide 8. Contract revenues were $1.042 billion and organic revenue increased 22.1%. Adjusted EBITDA was $114.6 million, or 11.0% of revenue, compared to $83.1 million, or 9.7% of revenue. This reflects an improvement of 126 bps compared to Q3 2022. Gross margin was 18.4% of revenue and increased 103 bps. Improved operating performance of 123 bps of gross margin was partially offset by 20 bps of higher fuel costs. G&A expense of 7.6% decreased from 7.8% of revenue in Q3 2022 from improved operating leverage at the higher level of revenue and tight management of costs.

Net income was $1.80 per share compared to $0.94 per share in Q3 last year. The results for Q3 2023 included tax benefits of $3.2 million, or $0.11 per share compared to tax benefits of $3.0 million, or $0.10 per share in Q3 2022 for the vesting and exercise of share-based awards and credits related to tax filings for prior years. The increase in earnings reflects higher Adjusted EBITDA, lower depreciation and amortization, and higher gains on asset sales, partially offset by higher stock-based compensation and interest expense.

Going to slide 9. Our financial position and balance sheet remains strong. We ended Q3 with $500.0 million of Senior Notes, $336.875 million of Term Loan, and no revolver borrowings. Cash and equivalents were $65.3 million and liquidity was ample at $444.3 million. Our capital allocation prioritizes organic growth, followed by opportunistic share repurchases and M&A, within the context of our historical range of net leverage.

Going to slide 10. Cash flow used for operating activities was $4.5 million in Q3 to fund the sequential growth in operations. Capital expenditures were $49.2 million, net of disposal proceeds, and gross CapEx was $54.8 million. The automotive and equipment supply chains remain challenged, and we now expect fiscal 2023 full year capital expenditures, net of disposals, to range from $165 million to $175 million. This is a decrease compared to the low end of $180 million from our outlook previously provided.

The combined DSO’s of Accounts Receivable and net Contract Assets was 112 days, an increase of 5 days sequentially as we grew with several large customers during the quarter.

Going to slide 11. Each year, our January quarterly results are impacted by seasonality including inclement weather, fewer available workdays due to the holidays, reduced daylight work hours as well as the restart of calendar payroll taxes. These and other factors may have a pronounced impact on our actual results for the January quarter.

As we look ahead to the quarter ending January 28, 2023, we expect contract revenues to increase mid- to high- single digit as a percentage of contract revenues as compared to the quarter ended January 29, 2022. And we expect Non-GAAP Adjusted EBITDA percentage of contract revenues to increase modestly compared to Q4 of last year. We also expect $11.8 million of net interest expense reflecting higher market interest rates, a 27.0% effective income tax rate, and 30.1 million diluted shares.

Now, I will turn the call back to Steve.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks Drew. Moving to slide 12. This quarter we experienced solid activity and capitalized on our significant strengths. First and foremost, we maintained significant customer presence throughout our markets. We are encouraged by the breadth in our business. Our extensive market presence has allowed us to be at the forefront of evolving industry opportunities.

Telephone companies are deploying fiber-to-the-home to enable gigabit high speed connections. Increasingly, rural electric utilities are doing the same. Dramatically increased speeds to consumers are being provisioned and consumer data usage is growing, particularly upstream.

Wireless construction activity in support of newly available spectrum bands is increasing this year.

Federal and state support for rural deployments of communications networks is dramatically increasing in scale and duration.

Cable operators are deploying fiber to small and medium businesses and enterprises. A portion of these deployments are in anticipation of the customer sales process. Deployments to expand capacity as well as new build opportunities are underway.

Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business.

As our nation and industry navigate increased economic uncertainty, we remain encouraged that a growing number of our customers are committed to multi-year capital spending initiatives. We are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees, and the experience of our management team.

Now operator we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

Thank you. [Operator Instructions] Our first question comes from the line of Sean Eastman with KeyBanc. Your line is open. Please go ahead.

Sean Eastman
Analyst, KeyBanc Capital Markets, Inc.

Good morning, guys. Thanks for taking my questions.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Hey, Sean.

Sean Eastman
Analyst, KeyBanc Capital Markets, Inc.

So I just wanted to start on the revenue guidance for the fourth quarter. I think last quarter, you guys had highlighted normal seasonal moderation going into the fourth quarter. Obviously, now the third quarter revenue came in higher, and it seems like a bit of a more pronounced seasonal moderation into 4Q. So was there some pull forward there? Maybe just what's happening under the hood?

And what should we take away from this step down from the low 20% growth to sort of the mid- to high-single-digit growth in the guidance for the fourth quarter as we think about the growth prospects into next year?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. So Sean -- and I think we commented on this on the last call that when you have a really strong year and we've had a really strong first 3 quarters, it's not unusual for the fourth quarter to be somewhat weaker. With respect to growth rate, and we talked about this last time, we have a quarter that's disproportionately impacted by weather, by holidays, by daylight hours. And so I think that, that is certainly a factor.

I think the other thing that we highlighted in the comments and the slide is as we're looking ahead, we're taking a prudent view towards the kind of the macroeconomic effects of an increased cost of capital. And that's just something at this point. We're not giving guidance for next year, but we're just thinking about kind of what the consequences of that are on the overall economy.

Sean Eastman
Analyst, KeyBanc Capital Markets, Inc.

Okay. Thanks for that, Steve. And then just drilling in on that comment specifically around cost of capital and the potential for a wider range of outcomes moving into next year. I mean, is that comment sort of in advance of some potential squishiness just given the development since we heard from you last quarter? Or are you starting to see evidence that some work is going on the shelf around the kind of macro uncertainty?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

With respect to kind of that macro uncertainty, Sean, I mean, we look in our short-cycle businesses, we continue to have signals that the economy is growing. It's a little slow, but it's continuing to grow. I think we were encouraged, we've had a number of customers in the last month, two that have reiterated long-term plans around large fiber deployments.

But that being said, with the increase in the cost of capital, if you look at where interest rates are, we think it's just prudent to remember a couple of -- 3 things. So when we've been through periods of higher cost of capital, that does pressure short-term investment cases. On the other hand, what we hear from our customers is that many of the programs that we're on, are strategic. The more strategic, the better. The more strategic, the more durable.

And so you balance that against as things -- as interest rates have gone up, that if they go up further, cost of capital goes up further. Or if there's a pronounced impact on the consumer that there could be an impact on the business. So just trying to take a prudent outlook as we look ahead.

Sean Eastman
Analyst, KeyBanc Capital Markets, Inc.

Okay, fair enough Steve. I’ll turn it over there. Thank you.

Operator

Thank you. One moment for our next question. Our next question comes from the line of Alex Rygiel with B Riley. Your line is open. Please go ahead.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Thanks. Good morning Steve.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Hey Alex.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Couple of quick questions here. First, your comment about anticipating substantial future opportunities. Does this suggest you expect your backlog to increase substantially in the near term?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

You know Alex, as we've talked about before with backlog, it's calculated looking backwards. We've had strong growth. So that's not necessarily reflected in the backlog. I think we were encouraged with the awards that we had this quarter.

I mean we had some -- a broad set of renewals as well as a little bit of new work with Lumen, nice new locating agreement with AT&T as well as other renewals with other customers. So we feel good about the opportunity set in the business again, hard to not be encouraged when you have a customer last week outline their fiber plans in 30 markets across the country.

Alex Rygiel
Analyst, B Riley Securities, Inc.

And then you lowered our CapEx budget this year. Is this due to difficult supply chain or a softer demand outlook?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

No. We have $80 million of equipment on order, and we're looking at an order on one particular type of equipment that would be the largest, I think, probably in the company's history. So we have lots of appetite for equipment, just a little bit slow to arrive. But we'll be happy when it gets here.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Thank you. I’ll get back in the queue.

Operator

Thank you. One moment for our next question. Our next question comes from the line of Adam Thalhimer with Thompson Davis. Your line is open, Please go ahead.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Hey, good morning guys. Nice quarter.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Hey Adam.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Steve, in terms of the wider range of outcomes next year, are you trying to say that you see a scenario where revenue is down? Or it's just hard to tell how much it could be up?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

You know Adam, we're not giving guidance again. I guess what I would say is if you think about when we had this call a year ago, the Fed was still buying mortgage and government securities and hadn't raised the rate. The rate was effective -- the Fed funds rate was effectively zero.

And so if you think about the cumulative effect of all those increases since then and one probably coming up. I'm not a Fed watcher but probably another one coming soon. We just want to make sure that people understand that there's a little more uncertainty as we go ahead. We've got lots of opportunity, but we've also been around enough to know that when the cost of capital goes up, it can have an effect on economic activity, which may affect our customers.

I mean we're encouraged, we work for big customers. They have long-term programs. We're working on a program now that's coming on 2 decades of continuous employment on that fiber program, and they're -- actually that customer is accelerating right now, but we just want to make sure we have a prudent expectation for next year.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

And then related to that customer you just mentioned, are you -- or the large -- the large program from them that was outside of their traditional footprint, was there still a negative impact from that in your third quarter?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. There was still an impact. It will be less in this quarter, and we think it will be immaterial next year. The year-over-year growth was really driven by increased activity around fiber deployments in their footprint as well as the addition of another state that we started during the quarter. So happy with the progress there.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Okay. Great. And then the last one for me. Can you comment at all on Brightspeed? I didn't see any awards from them in Q3. There were some in Q2. And I'm just curious if that over time could become a top 10 customer.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, and one way to think about it, Adam, is we had just, call it, $8 million of revenue in the quarter because the deal closed at the beginning of October. So there was only a month of activity for modeling purposes. If you look backwards, about 20% to 25% of our historic Lumen revenue is associated with what's gone to Brightspeed. So I think if you can do the math, I think it will definitely be a top 10. We'll hope they get even bigger. We're ramping up activities with them right now.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Great. I’ll turn it over.

Operator

Thank you. And one moment for our next question. Our next question comes from the line of Eric Luebchow with Wells Fargo. Your line is open. Please go ahead.

Eric Luebchow
Analyst, Wells Fargo Securities, LLC

Great. Thanks for taking the question. So Steve, your margins have been moving up nicely this year. I know the strong revenue growth and operating leverage has certainly been a big driver of that. But just wondering if you feel like you're getting better economics or terms on newer contracts you're signing or renewed based on a fairly tight labor market in still a very high level of demand. Or has there been any pushback from customers on kind of new contract pricing reflecting the new economic reality?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. I don't know that we have much to add from what we said last quarter, Eric. I mean we're encouraged with the dialogue that we're having with customers, and really don't have a whole lot to add on that topic.

Eric Luebchow
Analyst, Wells Fargo Securities, LLC

Okay. Fair enough. And just curious, any update you're seeing from the cable companies? I know that they've been embarking on these mid split upgrades and one of the largest hoping to launch DOCSIS 4.0 as soon as next year. Just wondering if you kind of see a path to returning to growth with cable, particularly with your largest cable company that's been a little bit softer over the last couple of years.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. We actually did have growth in the quarter with Charter, so that was encouraging, year-over-year. And I think what we generally said for all the cable operators is they're aggressive competitors. They've got big plans for their network. They're primarily addressing increased capacity through technical upgrades. We're happy to participate in those. But they've also said they'll do that within their normal capital intensity range. So some good opportunities there and working hard.

Eric Luebchow
Analyst, Wells Fargo Securities, LLC

Great. Thanks. And I'll just squeeze one more in, Steve. Just on the cost of capital discussion. Just wondering if you think maybe private capital could provide -- help provide a boost to some of the fiber builders. We've heard about 2 large carriers potentially assessing JVs. And it seems like that could become another avenue for them to source capital, maybe at more attractive terms than the public market. So just wondering if we can get your thoughts on that.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. I think we're encouraged any time we read press reports that our industry or our customers are attracting interest from outside capital. I think fiber has clearly become an asset class that infrastructure funds want to invest in. And so we're following the reports just like everybody else. And we think they're encouraging.

I think the other source of capital coming in next calendar year, of course, is the federal capital but we're already seeing from the BEADs plan, but we're also seeing states invest in broadband. We saw good activity with our rural fiber deployments for the electric -- the rural electric utility. That was up 53%, almost 8% of revenue. So there's lots of sources of capital, but interest rates are higher, and you have to consider that as you look ahead.

Eric Luebchow
Analyst, Wells Fargo Securities, LLC

Fair enough. Thanks, Steve.

Operator

Thank you. One moment for our next question. Our next question comes from the line of Brent Thielman with D.A. Davidson. Your line is now open. Please go ahead.

Brent Thielman
Analyst, D.A. Davidson & Co.

Thanks. Good morning, Steve.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Hey, Brent.

Brent Thielman
Analyst, D.A. Davidson & Co.

Steve, you're still experiencing substantial growth despite the issues of labor, sort of availability or access to specialty equipment. I'm just curious how you're sort of finding ways to navigate around some of these issues and are these sort of less efficient temporary measures that might be weighing on otherwise great margins that you put up today?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, Brent, I mean, look, it has been -- our folks in the field have worked really hard. If you think about this quarter, it was up $188 million year-over-year. I think through 3 quarters, organic revenue growth was in excess of $500 million. So they're working really hard. There are costs to growth. And certainly, those are things that we're working with.

I think the good news is, with the breadth of our footprint and the experience of our field management that -- these are organizations that have been through growth before, and we can always do better. We're always learning. And as I always say, Brent, half the business is worse than average, so there's always something to work on.

Brent Thielman
Analyst, D.A. Davidson & Co.

Okay. I appreciate that. And then, Steve, I mean, it looks like still good operating leverage here. Maybe if you could just speak to some of the upward pressures you're seeing on G&A, just beyond the need to support the growth? And can we still kind of think of a high-single-digit percentage is the right long-term range?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

So, look, I think, again, we've had a number of initiatives that we have been working at for years because with G&A, you're never done, right? There's always something else to work on. And we don't see real pressures in G&A.

I mean we've actually streamlined the organization in a lot of ways because of the pandemic and the way we think about back office functions. And -- so there are certainly pressures there, but all of the things that we have been -- all the projects we are working on to take those costs out, we're encouraged by their progress.

Brent Thielman
Analyst, D.A. Davidson & Co.

Okay. And then Steve, I guess, if you do see sort of a reversion to mid- to high-single digits this quarter, I know any number of things could play out, but would you expect to see more benefits to cash flow?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes, absolutely. And Drew, why don't you talk that through.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yes, Brent, clearly, we've grown sequentially in the quarter and then for the full year as well so far. We're going to use some working capital as we have grown the revenue. We're working at it every day and working hard on collecting the working capital in the fourth quarter.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. And I think Brent, as you know, you've followed the company for a long time, fourth quarter tends to be a seasonally strong quarter for operating cash flow. And based on seasonality, and we're working hard to make that happen this year, too.

Brent Thielman
Analyst, D.A. Davidson & Co.

Yeah. Okay. Thanks, guys. Best of luck.

Operator

Thank you. One moment for our next question. Our next question comes from the line of Noelle Dilts with Stifel. Your line is open. Please go ahead.

Noelle Dilts
Analyst, Stifel, Nicolaus & Company, Inc.

Hi. Thank you. First, I just had a housekeeping question. I was wondering if you had wireless as a percentage of revenues.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes, we're just less than 6%, Noelle, it grew over 30%. So it was a nice quarter for wireless.

Noelle Dilts
Analyst, Stifel, Nicolaus & Company, Inc.

Perfect. Then AT&T on its call and in its release, it looked like home passings declined pretty substantially in the third quarter, and they talked about their CapEx being weighted towards the first half of the year. You're not -- doesn't seem like you're seeing any of that in your revenue with AT&T.

So I was curious if you could expand upon how we should think about the type of work that you're doing for AT&T? Is that -- should we be focused on home passings? Or are there other buckets of CapEx that have become important? And to what extent a potential maybe moderation in AT&T spending is embedded in your fourth quarter guidance?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. So we do provide a wide range of services to AT&T, Noelle, as I mentioned or as we had in our comments, we are starting a large locating agreement with them. We're going to hire 200, 300 people for that contract in the fourth quarter. So we see that as a growth area. We have the wireless. And then, of course, we have the maintenance MSAs as well as the fiber programs.

And I guess what I would say is last week at an investor conference, AT&T reiterated a long-term plan through 2025, talked about the components of those fiber passings. And certainly, that is a significant factor in our business. But it's not the only thing we do for them, and we still see some good opportunities there.

Noelle Dilts
Analyst, Stifel, Nicolaus & Company, Inc.

Okay. Thanks. And then just on -- you mentioned the federal capital coming into the market. It looks like they're moving through the mapping process. Any thoughts on how you're thinking about the timing of the federal capital flowing in? Is that kind of a late calendar 2023, 2024 event? Any thoughts there would be appreciated.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. So the map was, I think, published November 18 or sometime last week. And that starts a challenge process to refine the addresses that are truly unserved or underserved. That concludes in January. And then the NTIA announced that they'd like to have final decisions made by the end of June. I thought it was interesting, Noelle in the approach that they're taking around the challenges that you can both challenge on actual capability to an address or also what's advertised to that address.
And so we may find out that there are more underserved addresses than people think. So I think it's encouraging, but I don't want to diminish the impact that we've seen in the rural fiber with RDOF with state funds, and actually CARES Act and ARPA, there's just a number of programs that are already underway in providing public capital.

Noelle Dilts
Analyst, Stifel, Nicolaus & Company, Inc.

Right. Okay. Thank you very much.

Operator

[Operator Instructions] One moment for our next question. Our next question comes from Avi Jaroslawicz with UBS. Your line is open. Please go ahead.

Avi Jaroslawicz
Analyst, UBS Securities LLC

Thanks guys. It's Avi Jaroslawicz on for Steve Fisher. So, it looks like head count is continuing to grow at about 2% year-over-year. Just wondering if you could have hired more people would you have done so? Or how much of a restraint on growth has labor been?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yes. I think what we'd say, Avi, it's still a tight labor market. We're sub-4% unemployment. It's a little bit easier to hire than 6 months ago. But that just means a little bit. There's still -- it's still something that we're working hard at. We continue to improve on our ability to recruit and onboard.

And so I do think that it's a little bit better. It's always -- we always get the work done that we get done. Had we got more people, we probably would have gotten more work done, but it's always hard to quantify that exactly.
Avi Jaroslawicz
Analyst, UBS Securities LLC

Makes sense. And I guess also, so you booked a few 3-year contracts. Are you getting more comfortable booking multi-year deals? And how are you managing the cost risk in these contracts compared to, say, earlier in the year or a year ago?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, I think clearly, we as well as everybody else in our industry is aware of the effects of inflation. So we have to be thinking about when we make those commitments, what the cost curve is going to be not only now, but next year and the years after.

I think we continue to be comfortable in doing that as long as we make sure that we get it right because we don't want to make commitments that we can't keep. And that's always our first objective, particularly in a time of uncertainty and where you still have pretty significant inflation. I mean, cost inflation, particularly on the capital equipment side, labor, I mean it's still there.

Avi Jaroslawicz
Analyst, UBS Securities LLC

Got it. Thank you.

Operator

Thank you. And one moment for our next question. Our next question comes from the line of Alan Mitrani with Sylvan Lake Asset Management. Your line is open. Please go ahead.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Hi. Thank you. The story here has been a recovery from really what was the worst margins in your history last year and you're comping against probably the worst quarter, this coming quarter. And you haven't made it back anywhere close to where margins were years ago, even just 5, 6, 7 years ago, we know there's the Verizon impact on the industry, has hurt you as well, which should be finished, as you said, basically by the end of the year. But can you talk about the prospect of margin expansion regardless of where revenues are?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, clearly, Alan, we have talked about the impact of this large customer program. And so getting that out of the way certainly is helpful. I think the other thing, as we've always said, is to continue to get a broad distribution of growth, the public capital coming into the market this year or the next calendar year, certainly is helpful.

I think it's also helpful when we see customers that have large announced growth plans where we're in -- where we've already got existing facilities so that we can get operating leverage initially rather than having to go through the start-up phase from a facilities perspective.

So I think as we said earlier, there's always work to do. But we are encouraged that some of the headwinds that we've had to deal with are dissipating, offset in part by what's going on in the overall economy with respect to inflation.

Alan Mitrani

Managing Partner, Sylvan Lake Asset Management LLC

Right. But you start comping a lot easier comps on gas prices this coming year. So that should be...

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. Here in the October quarter, it was about a 20 bps headwind. So that gets better, but labor costs more, equipment costs more. So there's certainly -- there are certainly other cost elements where we're still working hard to manage their effect.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Are you finding that industry capacity is constrained in general, given you're one of the larger players and it's costing you more. It's clearly costing some of the smaller players a lot more without access to capital. And I'm assuming that the customers understand that as well and you're getting some pricing to offset that? It's still going to have a (inaudible) in 12 to 18 months?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

I mean, we're not going to talk any specifics about customers other than to say is we are encouraged with the continued dialogue that we're having, that we make sure that we identify those opportunities where we can perform best for the customer. And if we perform well for them, then we'll have opportunities to have good returns for investors.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Great. Thank you.

Operator

Thank you. And I'm showing no further questions at this time. I'd like to turn the conference back over to Steven Nielsen for any further remarks.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, we thank everybody for your time and attendance. Wish you a good holiday, and we’ll talk to you at the end of February. Thank you.

Operator

This concludes today's conference call. Thank you for participating. You may now disconnect. Everyone, have a great day.